Exhibit 10.8

STATE OF LOUISIANA	§
PARISH OF NEW ORLEANS	§

AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE

$3,147,899.68	FEBRUARY 8, 2013

FOR VALUE RECEIVED, TELETOUCH COMMUNICATIONS, INC., a Delaware corporation ("TCI") and PROGRESSIVE CONCEPTS, INC., a Texas corporation ("PCI", together with TCI and any other Person identified or named from time to time as a Debtor under the Loan Documents, jointly, severally and in solido, "Debtor") unconditionally promises to pay to the order of THERMO CREDIT, LLC, a Colorado limited liability company (together with its successors and permitted assigns, "Subordinated Creditor"), without setoff, at its offices at 639 Loyola Avenue, Suite 2565, New Orleans, Louisiana 70113, or at such other place as may be designated by Subordinated Creditor, the sum of THREE MILLION ONE HUNDRED FORTY-SEVEN THOUSAND EIGHT HUNDRED NINETY-NINE AND 68/100 DOLLARS ($3,147,899.68) and so much as may be added to the outstanding principal balance thereof in accordance with the terms and conditions set forth herein, in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at the annual interest rate set forth in this Note (the "Rate"), and in accordance with the payment schedule, indicated below.

THIS SUBORDINATED PROMISSORY NOTE (this "Note") is executed pursuant to and evidences the Indebtedness funded by Subordinated Creditor and secured pursuant to that certain LOAN AND SECURITY AGREEMENT among Debtor and Subordinated Creditor, as amended through the date hereof, including by that certain SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of even date herewith (as the same may be amended, restated, supplemented, renewed or extended from time to time, the "Subordinate Loan Agreement"), to which reference is made for a statement of the collateral, rights and obligations of Debtor and Subordinated Creditor in relation thereto; but neither this reference to the Subordinate Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Debtor to pay unpaid principal of and interest on this Note when due. Contemporaneously herewith, Subordinated Creditor has executed that certain SUBORDINATION AND INTERCREDITOR AGREEMENT (the "Subordination Agreement") as the Subordinated Creditor with DCP TELETOUCH LENDER, LLC, in its capacity as agent (the "Agent") for the lenders defined therein. Capitalized terms not otherwise defined herein shall have the same meanings as in the Subordinate Loan Agreement.

1.          Rate. From the date of this Note, the Rate shall be a rate per annum equal to the lesser of (a) the MAXIMUM RATE, or (b) (i) NINE and SEVEN-TENTHS PERCENT (9.70%) for any month for which the accrued and unpaid interest computed for such month is paid current, or (ii) EIGHTEEN PERCENT (18.00%) for any month for which the accrued and unpaid interest computed for such month is not paid current. Accrued and unpaid interest as of the date of any Scheduled Payment of interest shall be "paid current" if paid within ONE (1) Business Day of the date of the Scheduled Payment (such date, with respect to any payment, the "Current Date"). Any accrued and unpaid interest for any month which is not paid current shall be added to the outstanding principal balance of this Note and shall accrue interest from and after the then Current Date. Notwithstanding any provision of this Note or any other Loan Document or any other agreement or commitment between Debtor and Subordinated Creditor, whether written or oral, express or implied, Subordinated Creditor shall never be entitled to charge, receive, or collect, nor shall Debtor be required to pay interest at a rate greater than the Maximum Rate. It is the intention of the parties that this Note, and all Loan Documents securing the payment of this Note or executed or delivered in connection herewith, shall comply with applicable usury law. If Subordinated Creditor ever contracts for, charges, receives or collects anything of value under any Loan Document which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of this Note, prepayment of this Note, delay in advancing proceeds of this Note, or any other event, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note and such other indebtedness are paid in full, any remaining excess shall be paid to Debtor. In determining whether the interest payable hereunder exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated and amortized throughout the entire term of this Note until its payment in full. The term "Maximum Rate" as used in this Note means the maximum nonusurious rate of interest per annum permitted by applicable Louisiana law, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. If at any time the Rate shall exceed the Maximum Rate, the Rate shall be automatically limited to the Maximum Rate until the total amount of interest accrued hereunder equals the amount of interest which would have accrued if there had been no limitation to the Maximum Rate.

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2.          Accrual Method. Interest on the Indebtedness evidenced by this Note shall be computed on the basis of a THREE HUNDRED SIXTY-FIVE (365) or THREE HUNDRED SIXTY-SIX (366) (as the case may be) day year and shall accrue on the actual days elapsed. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the business day received as provided herein.

3.          Payment Schedule. Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (a) the payment of accrued but unpaid interest thereon and (b) the payment of all or any portion of the principal balance hereof then outstanding hereunder. If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment. All payment obligations under this Note shall be subject to the provisions of the Subordination Agreement. This Note shall be due and payable as follows:

(a)          The principal of this Note shall be due and payable in THIRTY (30) fully amortizing payments, beginning FEBRUARY 1, 2014, and continuing on the FIRST (1st) day of each calendar month thereafter with the final payment being due and owing on AUGUST 1, 2016 (the "Maturity Date"), when the entire balance of principal and accrued and unpaid interest shall be due and payable (payments due and owing under this Section 3(a) are subject to compliance with Section 2(b)(iv) of the Subordination Agreement) and

(b)          Commencing on MARCH 1, 2013, and continuing on the FIRST (1st) day of each month thereafter (such date being a "Scheduled Payment") until the Maturity Date, Debtor shall make a payment on the this Note in the amount of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00), which amount which shall first be applied to accrued but unpaid interest (computed on the average unpaid principal balance of this Note outstanding during any month) and then to principal (payments due and owing under this Section 3(b) are subject to compliance with Section 2(b)(v) of the Subordination Agreement); and

(c)          After giving effect to the provisions of Section 2(b)(i) of the Subordination Agreement, a portion of the Fort Worth Refinancing Proceeds (as such term is defined in the Subordination Agreement by reference to the Senior Loan Agreement) in an amount of up to SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($700,000.00) shall be due and owing within FIVE (5) Business Days following receipt of the Fort Worth Refinancing Proceeds, which sum shall be applied to the outstanding principal balance of this Note as a prepayment under Section 4 of this Note; and

(d)          Debtor shall, within ONE (1) Business Day of receipt, make a prepayment on the outstanding principal balance of this Note under Section 4 of this Note in an amount equal to the net cash proceeds (not to exceed THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00)) arising from the sale of the Tyler Texas Property (as defined in the Subordination Agreement by reference to the Senior Loan Agreement); and

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(e)          Upon the expiration of the AT&T Distribution Agreement (as defined in the Subordination Agreement by reference to the Senior Loan Agreement), provided that (i) the portion of the Senior Indebtedness attributable to the then outstanding advances against Eligible Transfer Right Subscribers and Eligible Pre-Bill Cellular Accounts (each a component of the Borrowing Base, as such terms are defined in the Subordination Agreement by reference to the Senior Loan Agreement) has been irrevocably paid in full, and (ii) no Senior Indebtedness Default has occurred and continues to then exist, and (iii) Debtor’s 30 Day Average Liquidity (as defined in the Subordination Agreement by reference to the Senior Loan Agreement) for the THIRTY (30) day period immediately preceding the date of (and after giving effect to) the payment on the Indebtedness described in Section 2(b)(iii) of the Subordination Agreement is no less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), then, within TEN (10) days following the receipt of the final payment (net of all applicable clawbacks and off-set rights, if any, described in the AT&T Distribution Agreement) from AT&T (as defined in the Subordination Agreement by reference to the Senior Loan Agreement) following the transfer of all Eligible Transfer Right Subscribers to AT&T and following the satisfaction of each of (i), (ii) and (iii) above, Debtor shall pay to Lender any then accrued, past-due but unpaid principal and interest on the Indebtedness in an amount not to exceed any excess proceeds received in connection with the expiration of the AT&T Distribution Agreement and the related transfer of the Eligible Transfer Right Subscribers by Debtor to AT&T.

4.          Prepayments. The Debtor may at any time and from time to time prepay the outstanding principal balance of this Note, in whole or in part, without premium, penalty or exit fee. All prepayments of this Note shall be applied to payments due hereunder in the inverse order of the maturity of such payment.

5.          Subordination. The outstanding principal balance of this Note and accrued and unpaid interest thereon is subordinated in accordance with the terms and conditions of the Subordination Agreement, to the prior payment in full of all of Debtor's obligations under that certain LOAN AND SECURITY AGREEMENT dated contemporaneously herewith by and among Debtor and Agent for the benefit of itself and any other lender that from time to time become party thereto (as amended, restated, supplemented or otherwise modified from time to time, the "Senior Loan Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by Agent or Lenders and/or any of their respective assignees (collectively, the "Senior Claimants") under the Senior Loan Agreement. Until the date on which all indebtedness outstanding under the Senior Loan Agreement has been repaid in full and all other obligations of Debtor to Senior Claimant (all such obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full, Subordinated Creditor shall not demand, accelerate, sue for, take, receive or accept from Debtor, directly or indirectly, in cash or other property or by set off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Note or exercise any remedies or take any action or proceeding to enforce the same except as permitted by the Subordination Agreement. Should any payment, distribution or security or proceeds thereof be received by Subordinated Creditor in violation of the Subordination Agreement, Subordinated Creditor agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY, DEBTOR SHALL MAKE ALL PAYMENTS TO SUBORDINATED CREDITOR REQUIRED OR PERMITTED UNDER THE SUBORDINATION AGREEMENT.

6.          Waivers, Consents and Covenants. Debtor, any endorser or guarantor hereof, or any other party hereto (individually an “Obligor” and collectively “Obligors”) and each of them jointly and severally: (a) waives presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other Loan Documents now or hereafter executed in connection with any obligation of Debtor to Subordinated Creditor; (b) consents to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Subordinated Creditor of any of Obligors, or release, substitution or exchange of any security or Collateral for the payment hereof, or the failure to act on the part of Subordinated Creditor, or any indulgence shown by Subordinated Creditor (without notice to or further assent from any of Obligors); and (c) agrees that no such action, failure to act or failure to exercise any right or remedy by Subordinated Creditor shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Subordinated Creditor of, or otherwise affect, any of Subordinated Creditor’s rights under this Note, under any endorsement or guaranty of this Note or under any of the Loan Documents.

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7.          Remedies Upon Default. In the event an Event of Default has occurred and is continuing and subject to the Subordination Agreement, (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Subordinated Creditor (however acquired or evidenced) shall, at the option of Subordinated Creditor, become immediately due and payable and any obligation of Subordinated Creditor to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) from and after the date on which prior written notice is received by Debtor from Subordinated Creditor, to the extent permitted by law, the Rate of interest on the unpaid principal shall be prospectively increased at Subordinated Creditor’s discretion up to the lesser of (a) the MAXIMUM RATE, or (b) EIGHTEEN PERCENT (18.00%) (the “Default Rate”) (provided that the Default Rate shall not any time exceed the Maximum Rate for so long as such Event of Default is continuing). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Obligors a right to cure any default. At Subordinated Creditor’s option, any accrued and unpaid interest, fees or charges then due and owing may, solely for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note for so long as such Event of Default is continuing. Upon the occurrence and during the continuance of an Event of Default (but subject to the Subordination Agreement), Subordinated Creditor is hereby authorized at any time, at its option and upon prior written notice to Debtor, to set off and charge against any deposit accounts of Debtor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Subordinated Creditor, any and all obligations due hereunder. Subject to the Subordination Agreement, Subordinated Creditor shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

8.          Waiver. The failure at any time of Subordinated Creditor to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Subordinated Creditor shall be cumulative and may be pursued singly, successively or together, at the option of Subordinated Creditor. The acceptance by Subordinated Creditor of any partial payment shall not constitute a waiver of any default or of any of Subordinated Creditor's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Subordinated Creditor unless the same shall be in writing, duly signed on behalf of Subordinated Creditor; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Subordinated Creditor or the obligations of Obligors to Subordinated Creditor in any other respect at any other time.

9.          Applicable Law, Venue and Jurisdiction. Debtor agrees that this Note shall be deemed to have been made in the State of Louisiana at Subordinated Creditor’s address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Louisiana (without giving effect to its choice of law provisions) and is performable in the City and Parish of Louisiana indicated at the beginning of this Note. In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any Loan Documents, Debtor, irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Louisiana or the United States courts located within the State of Louisiana. Nothing contained herein shall, however, prevent Subordinated Creditor from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

10.         Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

11.         Binding Effect. This Note shall be binding upon and inure to the benefit of Debtor and Subordinated Creditor and their respective successors, assigns, heirs, administrators and personal representatives, provided, however, that no obligations of Debtor hereunder can be assigned without prior written consent of Subordinated Creditor.

12.         Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

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13.         Amendments. The terms of this Note may not be amended or otherwise modified without the prior written consent of Agent for the benefit of the Senior Claimants.

14.         Collection. If during the continuance of an Event of Default this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Debtor agrees to pay all documented and reasonable costs of collection, including, but not limited to, court costs and reasonable attorneys' fees, incurred by Subordinated Creditor of all amounts owed by Debtor to Subordinated Creditor under this Note or the Loan Documents.

15.         Notice of Balloon Payment. At maturity (whether by acceleration or otherwise), Debtor must repay the entire outstanding principal balance of this Note and accrued unpaid interest then due. Subordinated Creditor is under no obligation to refinance the outstanding principal balance of this Note (if any) at that time. Debtor will, therefore, be required to make payment out of other assets Debtor may own; or Debtor will have to find a lender willing to lend Debtor the money at prevailing market rates, which may be higher than the interest rate on the outstanding principal balance of this Note.

16.         AMENDMENT AND RESTATEMENT. THIS NOTE AMENDS AND RESTATES IN ITS ENTIRETY THAT CERTAIN PROMISSORY NOTE DATED AS OF APRIL 30, 2008 (THE "ORIGINAL NOTE") EXECUTED BY DEBTOR AND PAYABLE TO THE ORDER OF SUBORDINATED CREDITOR. NEITHER THE EXECUTION NOR DELIVERY OF THIS NOTE OR THE AMENDMENT AND RESTATEMENT OF THE ORIGINAL NOTES CONSTITUTES A NOVATION OR PAYMENT OF ANY PART OF THE INDEBTEDNESS EVIDENCED BY THE ORIGINAL NOTE.

17.         Representations, Warranties and Confirmations. Debtor hereby represents and warrants to Subordinated Creditor that (a) this Note has been duly executed and delivered by Debtor, is valid and binding upon Debtor and is enforceable against Debtor in accordance with its terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles, (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Note, and (c) the execution, delivery and performance by Debtor of this Note does not require the consent of any other person and does not and will not constitute a violation of any laws, agreements or understandings to which Debtor is a party or by which Debtor is bound.

18.         Waiver Of Jury Trial. DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS NOTE OR ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY SUBORDINATED CREDITOR IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS NOTE OR THE OTHER LOAN DOCUMENTS.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

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EXECUTED as of the date first written above.

DEBTOR:

TELETOUCH COMMUNICATIONS, INC.

By:	/s/ Thomas A. Hyde, Jr.
Printed Name:	Thomas A. Hyde, Jr.
Title	President and Chief Operating Officer

PROGRESSIVE CONCEPTS, INC.

By:	/s/ Thomas A. Hyde, Jr.
Printed Name:	Thomas A. Hyde, Jr.
Title	President and Chief Executive Officer

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